Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-105699 and 333-121662 on Form S-3 and Registration No. 333-60762 on Form S-8 of ATP Oil & Gas Corporation of our report dated March 7, 2008, relating to the financial statements of ATP Oil & Gas Corporation for the year ended December 31, 2007, appearing in this Annual Report on Form 10-K of ATP Oil & Gas Corporation for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Houston, Texas
March 16, 2010